Century Aluminum Reports Third Quarter 2006 Earnings

MONTEREY, CA. October 24, 2006 -- Century Aluminum Company (NASDAQ:CENX) reported net income of $173.9 million ($5.36 per basic share and $5.26 per diluted share) for the third quarter of 2006. Reported third quarter results were positively impacted by an after-tax gain of $134.6 million ($4.15 per basic share and $4.06 per diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

In the third quarter of 2005, the company reported a net loss of $20.1 million ($0.62 per basic and diluted share), which included an after-tax loss of $36.4 million ($1.13 per basic and diluted share) for mark-to-market adjustments on forward contracts that do not qualify for cash flow hedge accounting.

Third quarter 2006 highlights included:
•
All of the pots from the Nordural capacity expansion from 90,000 to 220,000 metric tons per year (mtpy) were energized in September. The expansion remains on schedule and budget and the plant is expected to reach full rated capacity of 220,000 mtpy by year-end 2006.

•	A three-year labor agreement covering 580 hourly workers was ratified by the United Steelworkers at the Ravenswood, West Virginia smelter.
•
As a result of a notice to strike by the United Steelworkers (prior to the ratification of the agreement) one potline at the Ravenswood smelter was shut down and subsequently restarted. This action resulted in lost production of approximately 8,000 tonnes during the quarter.

Sales in the third quarter of 2006 were $381 million, up over 40 percent from $271 million in the third quarter of 2005. Shipments of primary aluminum for the quarter totaled 374 million pounds compared with 337 million pounds in the year-ago quarter, reflecting the impact of the Nordural expansion less the production curtailment at Ravenswood.

Net income for the first nine months of 2006 was $78.2 million ($2.41 per basic share and $2.38 per diluted share), which compares to $32.4 million ($1.01 per basic and diluted share) for the year-ago period.

Sales in the first nine months of 2006 were $1,134 million compared with $839 million in the same period of 2005. Shipments of primary aluminum for the first nine months of 2006 were 1,098 million pounds compared with 1,014 million pounds for the comparable 2005 period.

“Lower operating results in the quarter compared to the second quarter of 2006 were primarily a result of a decline in the market price for aluminum and the Ravenswood potline shutdown” said president and chief executive officer Logan W. Kruger. “Our performance during the quarter was also impacted by operating costs at Nordural related to the start-up of the expansion as well as higher U.S. energy costs.

“Despite these challenges, we made important progress during the quarter. The major expansion at Nordural is nearing completion and remains on schedule and budget. We are continuing to make progress with our greenfield project at Helguvik, Iceland. The labor agreements at Ravenswood and Hawesville support the longer-term future of these smelters. With these developments, we are well positioned for the fourth quarter and beyond.”

Century Aluminum Company owns primary aluminum capacity in the United States and Iceland, as well as an ownership stake in alumina and bauxite assets in the United States and Jamaica. Century's corporate offices are located in Monterey, California.

This press release may contain "forward-looking statements" within the meaning of U.S. federal securities laws. The company has based its forward-looking statements on current expectations and projections about the future; however, these statements are subject to risks, uncertainties and assumptions, any of which could cause the company's actual results to differ materially from those expressed in its forward-looking statements. More information about these risks, uncertainties and assumptions can be found in the risk factors and forward-looking statements cautionary language contained in the company's Annual Report on Form 10-K and in other filings made with the Securities and Exchange Commission. The company does not undertake, and specifically disclaims, any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date such forward-looking statements are made.

Century Aluminum Company, Monterey, California
Michael Dildine, 831-642-9364
mdildine@centuryca.com

Century Aluminum Company
Consolidated Statements of Operations
(in Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2006	2005	2006	2005
NET SALES:
Third-party customers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$312,038	$222,811	$966,753	$713,565
Related parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	69,239	48,025	167,446	125,923
	381,277	270,836	1,134,199	839,488

COST OF GOODS SOLD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	310,303	240,778	878,753	712,515

GROSS PROFIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	70,974	30,058	255,446	126,973

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES . . . . . . . . . . . . . . . . .	8,144	8,104	28,639	24,946

OPERATING INCOME . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	62,830	21,954	226,807	102,027

INTEREST EXPENSE - Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(9,823)	(5,617)	(25,025)	(18,325)
NET GAIN (LOSS) ON FORWARD CONTRACTS . . . . . . . . . . . . . . . . . . . . . . . . .	210,268	(53,481)	(106,948)	(52,480)
OTHER INCOME (EXPENSE) - Net . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3	(67)	(121)	(132)

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	263,278	(37,211)	94,713	31,090

INCOME TAX (EXPENSE) BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	(92,922)	15,155	(27,675)	(7,578)

INCOME (LOSS) BEFORE EQUITY IN EARNINGS OF JOINT VENTURES . . . .	170,356	(22,056)	67,038	23,512

EQUITY IN EARNINGS OF JOINT VENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . .	3,583	1,985	11,130	8,891

NET INCOME (LOSS) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$173,939	$(20,071)	$78,168	$32,403

EARNINGS (LOSS) PER COMMON SHARE
Basic - Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$5.36	$(0.62)	$2.41	$1.01
Diluted - Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	$5.26	$(0.62)	$2.38	$1.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	32,438	32,162	32,374	32,120
Diluted . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .	33,148	32,162	33,515	32,163

Century Aluminm Companuy
Consolidated Balance Sheets
(Dollars in Thousands)
(Unaudited)
	September 30, 2006	December 31, 2005
ASSETS
ASSETS:
Cash and cash equivalents	$50,094	$17,752
Restricted cash	2,026	2,028
Accounts receivable — net	82,388	83,016
Due from affiliates	28,200	18,638
Inventories	145,739	111,436
Prepaid and other current assets	25,905	23,918
Deferred taxes — current portion	70,831	37,705
Total current assets	405,183	294,493
Property, plant and equipment — net	1,189,182	1,070,158
Intangible asset — net	64,856	74,643
Goodwill	94,844	94,844
Other assets	165,995	143,293
TOTAL	$1,920,060	$1,677,431

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES:
Accounts payable — trade	$58,820	$61,919
Due to affiliates	227,004	158,682
Accrued and other current liabilities	55,644	53,715
Long term debt — current portion	30,099	581
Accrued employee benefits costs — current portion	9,333	9,333
Convertible senior notes	175,000	175,000
Industrial revenue bonds	7,815	7,815
Total current liabilities	563,715	467,045
Senior unsecured notes payable	250,000	250,000
Nordural debt	289,484	230,436
Revolving credit facility	--	8,069
Accrued pension benefits costs — less current portion	10,953	10,350
Accrued postretirement benefits costs — less current portion	107,062	96,660
Due to affiliates — less current portion	338,140	337,416
Other liabilities	28,395	28,010
Deferred taxes	16,890	16,890
Total noncurrent liabilities	1,040,924	977,831

SHAREHOLDERS’ EQUITY:
Common stock (one cent par value, 100,000,000 shares authorized; 32,456,835 and 32,188,165 shares issued and outstanding at September 30, 2006 and December 31, 2005, respectively)	325	322
Additional paid-in capital	431,153	419,009
Accumulated other comprehensive loss	(98,867)	(91,418)
Accumulated deficit	(17,190)	(95,358)
Total shareholders’ equity	315,421	232,555
TOTAL	$1,920,060	$1,677,431

Century Aluminum Company
Consolidated Statements of Cash Flows
(Dollars in Thousands)
(Unaudited)

	Nine months ended September 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$78,168	$32,403
Adjustments to reconcile net income to net cash provided by operating activities:
Unrealized net loss on forward contracts	62,766	49,934
Depreciation and amortization	50,090	42,306
Deferred income taxes	(26,224)	17,606
Pension and other post retirement benefits	11,005	11,253
Stock-based compensation	4,603	--
Excess tax benefits from share-based compensation	(1,244)	--
(Gain) loss on disposal of assets	43	(20)
Non-cash loss on early extinguishment of debt	--	253
Changes in operating assets and liabilities:
Accounts receivable - net	628	(934)
Due from affiliates	(9,562)	(3,246)
Inventories	(29,084)	5,076
Prepaid and other current assets	(4,564)	(2,437)
Accounts payable - trade	(784)	6,668
Due to affiliates	3,129	2,480
Accrued and other current liabilities	(6,381)	(23,209)
Other - net	(15,079)	(10,909)
Net cash provided by operating activities	117,510	127,224

CASH FLOWS FROM INVESTING ACTIVITIES:
Nordural expansion	(155,756)	(200,641)
Purchase of other property, plant and equipment	(10,610)	(9,629)
Business acquisitions, net of cash acquired	--	(7,000)
Restricted and other cash deposits	(3,998)	(350)
Proceeds from sale of property, plant and equipment	22	101
Net cash used in investing activities	(170,342)	(217,519)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings	89,000	188,937
Repayment of debt	(434)	(83,138)
Net repayments under revolving credit facility	(8,069)	--
Financing fees	--	(5,132)
Excess tax benefits from shared-based compensation	1,244	--
Dividends	--	(16)
Issuance of common stock	3,433	1,323
Net cash provided by financing activities	85,174	101,974
NET INCREASE IN CASH	32,342	11,679
Cash, Beginning of Period	17,752	44,168
Cash, end of Period	$50,094	$55,847

Century Aluminum Company
Selected Operating Data
(Unaudited)
	SHIPMENTS - PRIMARY ALUMINUM
	Direct (1)			Toll
		(000)			(000)	(000)
	Metric Tons	Pounds	$/Pound	Metric Tons	Pounds	Revenue
2006
3rd Quarter	126,810	279,568	$1.07	42,788	94,331	$81,424
2nd Quarter	132,590	292,311	$1.12	39,125	86,255	$77,702
1st Quarter	132,378	291,843	$1.03	24,573	54,174	$45,166

2005
3rd Quarter	129,555	285,619	$0.83	23,435	51,665	$33,175
2nd Quarter	130,974	288,748	$0.86	23,025	50,761	$34,174
1st Quarter	130,083	286,783	$0.88	22,756	50,168	$33,372

 (1) Does not include Toll Shipments from Nordural

FORWARD PRICED SALES - As of September 30, 2006

	2006 (1)(2)	2007(2)	2008 (2)	2009 (2)	2010 (2)	2011-2015 (2)

Base Volume:
Pounds (000)	100,891	374,565	240,745	231,485	231,485	826,733
Metric tons	45,673	169,900	109,200	105,000	105,000	375,000
Percent of capacity	25%	22%	14%	13%	13%	9%
Potential additional volume (2):
Pounds (000)	13,889	111,113	220,903	231,485	231,485	826,733
Metric tons	6,300	50,400	100,200	105,000	105,000	375,000
Percent of capacity	3%	7%	12%	13%	13%	9%

(1) The forward priced sales in 2006 exclude October 2006 shipments to customers that are priced based upon the prior month’s market price.
(2) Certain financial contracts included in the forward priced sales base volume for the period 2006 through 2015 contain clauses that trigger potential additional sales volume when the market price for a contract month is above the base contract ceiling price. These contacts will be settled monthly and, if the market price exceeds the ceiling price for all contract months through 2015, the potential sales volume would be equivalent to the amounts shown above.